Exhibit 99.1

FOR MORE INFORMATION, CONTACT:
Terry Huch
Senior Director, Investor Relations &
Corporate Communications
847/405-2515
thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports Second Quarter 2011 Results

and Announces Cash Distribution

DEERFIELD, IL (August 4, 2011)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) today reported net earnings of $128.9 million on net sales of $198.6 million for the second quarter ended June 30, 2011.  This compares to net earnings of $66.7 million on net sales of $166.9 million for the 2010 second quarter.  Net earnings allocable to common units was $73.1 million ($3.95 per common unit) and $41.1 million ($2.22 per common unit) for the 2011 and 2010 second quarters, respectively.

Results for the second quarter of 2011 included an unrealized non-cash mark-to-market loss on natural gas derivatives of $3.8 million.  No gain or loss was reported in the second quarter of 2010.

For the first six months of 2011, TNCLP reported net earnings of $249.8 million on net sales of $394.6 million.  This compares to net earnings of $100.6 million on net sales of $285.7 million for the first six months of 2010.  Net earnings allocable to common units was $139.7 million ($7.55 per common unit) and $74.0 million ($4.00 per common unit) for the first six months of 2011 and 2010, respectively.

Analysis of Results

Net sales for the 2011 second quarter totaled $198.6 million, compared to net sales of $166.9 million for the 2010 second quarter.  This increase was due to higher ammonia and urea ammonium nitrate solutions (UAN) selling prices, offset partially by lower volumes.  The increase in prices resulted from an improved global supply/demand balance for nitrogen products and higher crop plantings in North America.  The decrease in UAN volume reflected primarily weather-related logistical problems that affected shipments and caused a short-term increase in product inventory.

From the 2010 to the 2011 second quarter, TNCLP’s:

•      UAN and ammonia selling prices increased by 48 and 47 percent, respectively.

•      UAN and ammonia sales volumes decreased by 11 and 5 percent, respectively.

•      Realized natural gas unit costs decreased by 4 percent.

Cash Distribution

TNCLP reported today that its Board of Directors has declared a cash distribution for the quarter ended June 30, 2011, of $3.75 per common limited partnership unit payable August 29, 2011, to holders of record as of August 15, 2011.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. When the total distribution exceeds targeted levels, as is the case with this distribution, a higher proportion is allocated to the General Partner.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•      risks related to our reliance on one production facility;

•      the volatile cost of natural gas;

•      the cyclical nature of our business;

•      the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•      conditions in the U.S. agricultural industry;

•      reliance on third party transportation providers;

•      weather conditions;

•      potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•      future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements;

•      our inability to predict seasonal demand for our products accurately;

•      risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•      the fact that CF Industries and its affiliates are engaged in fertilizer manufacturing;

•      dependence on CF Industries and its employees;

•      acts of terrorism and regulations to combat terrorism;

•      limited access to capital; and

•      deterioration of global market and economic conditions.

Additional information as to these and other factors can be found in TNCLP’s 2010 Form 10-K.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

.	(unaudited)
	June 30,	December 31,
	2011	2010
	(in millions, except for units)
ASSETS
Current assets:
Cash and cash equivalents	$152.5	$124.8
Demand deposits with General Partner Affiliates	21.4	6.1
Accounts receivable, net	0.9	33.4
Inventories, net	23.9	27.6
Prepaid expenses and other current assets	0.2	1.2
Total current assets	198.9	193.1

Property, plant and equipment, net	81.3	83.2
Plant turnaround, net	9.3	13.4
Other assets	6.5	7.0
Total assets	$296.0	$296.7

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$25.2	$24.3
Customer advances	3.6	61.2
Other current liabilities	2.9	0.8
Total current liabilities	31.7	86.3

Noncurrent liabilities	0.9	0.4

Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized, issued and outstanding	233.5	208.5
Limited partners’ interests, 184,072 Class B Common Units authorized, issued and outstanding	1.1	0.6
General partner’s interest	28.8	0.9
Total partners’ capital	263.4	210.0
Total liabilities and partners’ capital	$296.0	$296.7

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in millions, except per unit amounts)
Net sales:
Product sales to an Affiliate of the General Partner	$198.2	$—	$394.0	$—
Product sales	—	166.7	—	285.3
Other income from an Affiliate of the General Partner	0.2	—	0.4	—
Other income	0.2	0.2	0.2	0.4
Total	198.6	166.9	394.6	285.7

Cost of goods sold:
Materials, supplies and services	61.3	93.6	127.1	169.0
Services provided by the General Partner and Affiliates	4.5	3.9	9.6	7.7
Gross margin	132.8	69.4	257.9	109.0
Selling, general and administrative services provided by the General Partner and Affiliates	3.5	2.5	7.0	7.5
Other general and administrative expenses	0.4	0.2	1.1	0.8

Earnings from operations	128.9	66.7	249.8	100.7
Interest expense	—	—	—	(0.1)

Net earnings	$128.9	$66.7	$249.8	$100.6

Allocation of net earnings:
General Partner	$54.5	$24.9	$107.7	$25.6
Class B Common Units	1.3	0.7	2.4	1.0
Common Units	73.1	41.1	139.7	74.0
Net earnings	$128.9	$66.7	$249.8	$100.6

Net earnings per common unit	$3.95	$2.22	$7.55	$4.00

TERRA NITROGEN COMPANY, L.P.

SUMMARIZED OPERATING INFORMATION

	2011		2010
	Sales	Average	Sales	Average
Three months ended	Volumes	Price	Volumes	Price
June 30,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	96	$499	101	$339
UAN[1]	484	$310	544	$210

	2011		2010
	Sales	Average	Sales	Average
Six months ended	Volumes	Unit Price	Volumes	Unit Price
June 30,	(000 tons)	($/ton)	(000 tons)	($/ton)[2]
Ammonia	204	$455	153	$329
UAN[1]	1,068	$281	1,014	$199

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Natural Gas Costs/MMBtu[3]	$4.19	$4.37	$4.24	$4.83

[1]	The nitrogen content of UAN is 32% by weight.
[2]	After deducting outbound freight costs.
[3]	Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.